Exhibit 32

In connection with the Annual Report of Real Logic, Inc. (the "Company") on Form 10-KSB for the period ending November 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Bradford L. Tolley, Chief Executive Officer and Treasurer (principal financial officer) of the Company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge and belief:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  July 26, 2005
                                             Signed: /s/ Bradford L. Tolley
                                                     ---------------------------
                                                     Chief Executive Officer and
                                                     Treasurer